                                                                    EXHIBIT 99.3

                         Chesterfield Financial Corp.
                         Proposed Holding Company for
         Chesterfield Federal Savings and Loan Association of Chicago
                               Chicago, Illinois

                              Marketing Materials
                         Chesterfield Financial Corp.
                               Chicago, Illinois

                               Table of Contents
                               -----------------

I.        Press Releases
          A.   Explanation
          B.   Schedule
          C.   Distribution List
          D.   Press Release Examples

II.       Advertisements
          A.   Explanation
          B.   Schedule
          C.   Advertisement Examples

III.      Individual Letters and Community Meeting Invitation

IV.       Counter Cards and Lobby Posters
          A.   Explanation
          B.   Quantity

V.        Proxy Reminder
          A.   Explanation
          B.   Example

VI.       Subscription Rights Notice
          A.   Explanation
          B.   Example

                               I. Press Releases

A.   Explanation

     In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises Chesterfield Federal to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

     Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.   Schedule

     1.   OTS Approval of Conversion

     2.   Close of Stock Offering

                             C. Distribution List

                          National Distribution List
                          --------------------------

National Thrift News                            Wall Street Journal
--------------------                            -------------------
212 West 35th Street                            World Financial Center
13th Floor                                      200 Liberty
New York, New York 10001                        New York, NY 10004
Richard Chang

American Banker                                 SNL Securities
---------------                                 --------------
One State Street Plaza                          Post Office Box 2124
New York, New York 10004                        Charlottesville, Virginia 22902
Michael Weinstein

Barrons                                         Investors Business Daily
-------                                         ------------------------
Dow Jones & Savings Bank                        12655 Beatrice Street
Barrons Statistical Information                 Post Office Box 661750
200 Burnett Road                                Los Angeles, California 90066
Chicopee, Massachusetts 01020

New York Times
--------------
229 West 43rd Street
New York, NY 10036

                               Local Media List
                               ----------------

                               (To be provided)

Newspaper
---------

Radio
-----

D.   Press Release Examples

     PRESS RELEASE                       FOR IMMEDIATE RELEASE
                                         ---------------------
                                         For More Information Contact:
                                         Michael E. DeHaan, President and CEO
                                         (773) 239-6000

         CHESTERFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO
         ------------------------------------------------------------

                       CONVERSION TO STOCK FORM APPROVED
                       ---------------------------------

     Chicago, Illinois (March __, 2001) - Michael E. DeHaan, President and CEO of Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal"), Chicago, Illinois announced today that Chesterfield Federal has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association. In connection with the Conversion, Chesterfield Federal has formed a holding company, Chesterfield Financial Corp. ("Chesterfield Financial"), to hold all of its outstanding capital stock.

     Chesterfield Financial is offering up to 3,565,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of Chesterfield Federal will have an opportunity to subscribe for stock in a Subscription Offering that closes at 12:00 noon Central Time on April __, 2001. Shares that are not subscribed for during the Subscription Offering may be offered subsequently to the general public in a Community Offering and a Syndicated Community Offering, with first preference given to natural persons and trusts of natural persons residing in Cook and Will Counties, Illinois. The Subscription Offering, and the Community Offerings, if conducted, will be managed by Trident Securities of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed on or about March __, 2001.

     As a result of the Conversion, Chesterfield Federal will be structured in the stock form and will be a wholly-owned subsidiary of Chesterfield Financial. According to Mr. DeHaan, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers with questions concerning the stock offering should call Chesterfield Federal's Stock Information Center at (___) ___-___, or visit Chesterfield Federal's main office.

PRESS RELEASE #2                            FOR IMMEDIATE RELEASE
                                            ---------------------
                                            For More Information Contact:
                                            Michael E. DeHaan, President and CEO
                                            (773) 239-6000

        CHESTERFIELD FINANCIAL CORP. COMPLETES INITIAL PUBLIC OFFERING
        --------------------------------------------------------------

     Chicago, Illinois - (April __, 2001) Michael E. DeHaan, President and CEO of Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal"), announced today that Chesterfield Financial Corp. ("Chesterfield Financial") the proposed holding company for Chesterfield Federal, has completed its initial stock offering in connection with Chesterfield Federal's conversion from a mutual to a stock organization. A total of _______ shares were sold at the price of $10.00 per share.

     On April __, 2001, Chesterfield Federal's Plan of Conversion was approved by its voting members at a special meeting.

     Mr. DeHaan said that the officers and boards of directors of Chesterfield Financial and Chesterfield Federal wished to express their thanks for the response to the stock offering and that Chesterfield Federal looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock will commence trading on about April __, 2001 on The NASDAQ National Market under the symbol "____". Trident Securities of Raleigh, North Carolina managed the stock offering.

                              II. Advertisements

A.   Explanation

     The intended use of the attached advertisement "A" is to notify Chesterfield Federal's customers and members of the local community that the conversion offering is underway.

     The intended use of advertisement "B" is to remind Chesterfield Federal's customers of the closing date of the Subscription Offering.

B.   Media Schedule

     1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
     2. Advertisement B - To be run during the last week of the subscription offering.

     Trident may feel it is necessary to run more ads in order to remind customers of the close of The Subscription Offering, and the Community Offering, if conducted.

     Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

     These ads will run in the local newspapers.

     The ad size will be as shown or smaller.

--------------------------------------------------------------------------------

     This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

  New Issue                                                 ____________, 2001

                               3,565,000 Shares

                    These shares are being offered pursuant
                       to the Plan of Conversion whereby

         Chesterfield Federal Savings and Loan Association of Chicago

       Chicago, Illinois, will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association and become a wholly owned subsidiary of

                         Chesterfield Financial Corp.

                                 Common Stock

                                _______________

                            Price $10.00 Per Share

                                _______________

                               Trident Securities

               For a copy of the prospectus call (773) ___-____.

--------------------------------------------------------------------------------

Advertisement (B)
--------------------------------------------------------------------------------


                     CHESTERFIELD FEDERAL SAVINGS AND LOAN
                            ASSOCIATION OF CHICAGO

                       April__, 2001 IS THE DEADLINE TO
              SUBSCRIBE FOR STOCK OF CHESTERFIELD FINANCIAL CORP.

   Customers of Chesterfield Federal Savings and Loan Association of Chicago
           have the opportunity to invest in Chesterfield Federal by subscribing for common stock in its proposed holding company.


                         CHESTERFIELD FINANCIAL CORP.

                  A Prospectus relating to these securities is
               available at our Stock Information Center located at our main office. The telephone number for the
                  Stock Information Center is (773) ___-____.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.


--------------------------------------------------------------------------------

           III. Individual Letters and Community Meeting Invitations


A.   Explanation

In order to educate the public about the stock offering, Trident suggests holding community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of Chesterfield Federal submit a list of people that he or she would like to invite to a community meeting.

B.   Method of Distribution of Invitations and Prospect Letters

Each Director submits his or her list of prospects. Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent all attendees to thank them for their attendance and to remind them of closing dates.

C.   Examples enclosed.

                             (Trident Letterhead)



                                 May __, 2000




To Members and Friends of Chesterfield Federal Savings and Loan Association of
Chicago:

        Trident Securities, a member of the National Association of Securities Dealers, Inc., is assisting Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") in its Conversion from a federally-chartered mutual savings bank to a federally-chartered stock savings and loan association, whereby Chesterfield Federal will operate as a wholly-owned subsidiary of Chesterfield Financial Corp. ("Chesterfield Financial").

        At the request of Chesterfield Federal, we are enclosing materials explaining the subscription offering process and your right to subscribe for common shares of Chesterfield Financial. Please read the enclosed offering materials carefully before subscribing for stock.

        If you have any questions, please call the Stock Information Center at
(773)________.

                                                   Sincerely,

                                                   TRIDENT SECURITIES



This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                       (Chesterfield Federal Letterhead)
                              _____________,2001

Dear Valued Customer:

        Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of Chesterfield Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Chesterfield Financial Corp. ("Chesterfield Financial"), the proposed holding company for Chesterfield Federal.

        We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at Chesterfield Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Chesterfield Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Chesterfield Federal.

        As one of our valued members, you have the opportunity to invest in Chesterfield Federal's future by subscribing for stock in Chesterfield Financial during the Subscription Offering, without paying a sales commission. If you decide to exercise your rights to subscribe for shares, you must return the properly completed stock order form together with full payment for the subscribed shares to be received by Chesterfield Federal no later than 12:00 noon Central Time on April __, 2001.

        The Plan of Conversion will be voted on at a Special Meeting of members to be held on April __, 2001. Your Board of Directors urges you to vote "FOR" Chesterfield Federal's Plan of Conversion on the enclosed proxy card. A vote in favor of the Plan does not obligate you to subscribe for stock. Please sign and return your proxy card promptly; your vote is important to us.

        We have also enclosed a Prospectus and Proxy Statement which fully the describes Chesterfield Federal, its management, Board of Directors, business and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(773)________.

        We look forward to continuing to provide quality financial services to you.

                                  Sincerely,

                                  Michael E. DeHaan
                                  President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                       (Chesterfield Federal Letterhead)

                              _____________,2001

Dear Friend:

        Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of Chesterfield Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Chesterfield Financial Corp. ("Chesterfield Financial"), the proposed holding company for Chesterfield Federal.

        We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on Chesterfield Federal deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Chesterfield Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Chesterfield Federal.

        Our records indicate that you were a depositor of Chesterfield Federal on June 30, 1999 or December 31, 2000, but that you were not a member on February __, 2001. Therefore, under applicable law, you are entitled to subscribe for Common Stock in Chesterfield Financial's Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on April __, 2001 and upon receipt of all required regulatory approvals.

        If you decide to exercise your rights to subscribe for stock, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by Chesterfield Federal not later than 12:00 noon Central Time on April __, 2001.

        Enclosed is a Prospectus that fully describes Chesterfield Federal, its management, Board of Directors, business and Plan of Conversion. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (773)________.

        We look forward to continuing to provide quality financial services to you.

                                    Sincerely,

                                    Michael E. DeHaan
                                    President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                       (Chesterfield Federal Letterhead)

                               ____________,2001

Dear Member:

        As a qualified member of Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal"), you have the right to vote upon Chesterfield Federal's Plan of Conversion and also generally have the right to subscribe for shares of common stock of Chesterfield Financial Corp. ("Chesterfield Financial"), the proposed holding company for Chesterfield Federal through its mutual to stock conversion.

        However, the Plan of Conversion, which has been approved by the Office of Thrift Supervision, provides that Chesterfield Financial will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require Chesterfield Financial to register its common stock and/or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

        You may vote on the Plan of Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Chesterfield Federal's Stock Information Center at (773)________.

                                                  Sincerely,


                                                  Michael E. DeHaan
                                                  President and CEO


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                       (Chesterfield Federal Letterhead)

                              _____________,2001

Dear Interested Investor:

        Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings and loan association. This stock conversion is the most significant event in the history of Chesterfield Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Chesterfield Financial Corp. ("Chesterfield Financial"), the proposed holding company for Chesterfield Federal.

        We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on Chesterfield Federal deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Chesterfield Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Chesterfield Federal.

        Enclosed is a Prospectus fully describing Chesterfield Federal, its management, Board of Director, business and Plan of Conversion. Please review it carefully before you make an investment decision. If you decide to invest, please return to Chesterfield Federal a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 noon Central Time on April __, 2001. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (773)________.

        We look forward to continuing to provide quality financial services to you.

                                  Sincerely,


                                  Michael E. DeHaan
                                  President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

Sent to prospects who are customers*


                             ________________,2001

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

       Recently you may have read in the newspaper that Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings and loan association. This is the most significant event in the history of Chesterfield Federal in that it allows customers, employees and directors the opportunity to share in Chesterfield Federal's future by becoming charter stockholders of Chesterfield Federal's newly-formed holding company, Chesterfield Financial Corp. ("Chesterfield Financial").

       As a customer of Chesterfield Federal, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations to discuss the stock offering in more detail. You will receive an invitation in the near future.

       Please feel free to call me or Chesterfield Federal's Stock Information Center at (773)________ if you have any questions. I look forward to seeing you at one of our informational presentations.

                                  Sincerely,


                                  Michael E. DeHaan
                                  President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Sent to prospects who are not customers*

                              _____________,2001

&salutation& &firstname& &lastname&
&address&
&city&, &state& &zip&

Dear &prefername&:

        Recently you may have read in the newspaper that Chesterfield Federal Savings and Loan Association of Chicago ("Chesterfield Federal") will be converting from a federally-chartered mutual savings bank to a federally-chartered stock savings and loan association. This is the most significant event in the history of Chesterfield Federal in that it allows customers, employees and directors the opportunity to share in Chesterfield Federal's future by becoming charter stockholders of Chesterfield Federal's holding company, Chesterfield Financial Corp. ("Chesterfield Financial").

        [Director] has asked that you be sent a Prospectus and stock order form, which would allow you to become a charter stockholder, should stock be available. In addition, we are holding several presentations to discuss the stock offering in more detail. You will receive an invitation in the near future.

        Please feel free to call me or Chesterfield Federal's Stock Information Center at (___) ___-____ if you have any questions. I look forward to seeing you at one of our information presentations.

                                  Sincerely,


                                  Michael E. DeHaan
                                  President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Sent to those attending a community meeting*

                              _____________,2001

&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

        Thank you for attending our informational presentation relating to Chesterfield Federal's conversion to a stock savings bank. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

        Obviously, we are excited about this stock offering and the opportunity for the community to share in the future of Chesterfield Federal. This conversion is the most important event in our history and it gives Chesterfield Federal the strength to compete in the future and will provide Chesterfield Federal additional corporate flexibility.

        We may contact you in the near future to see if you are interested in participating in our offering. If you decide to invest, please return your properly completed stock order form no later than 12:00 noon, Central Time, on April __, 2001. If you have any questions, please call the Stock Information Center at (___) ___-____.

                                  Sincerely,

                                  Michael E. DeHaan
                                  President and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus.
  There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

* Sent to those not attending a community meeting *

                               __________, 2001

&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am sorry you were unable to attend our recent presentation regarding Chesterfield Federal's mutual to stock conversion. We are enthusiastic about the stock offering and the opportunity for the community to share in the future of Chesterfield Federal.

     We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and the Subscription Offering deadline of 12:00 Noon, Central Time, on April __, 2001, I encourage you to either stop by our Stock Information Center or call (___) ___-____.

     I hope you will join me as a charter stockholder in Chesterfield
Financial.

                                                   Sincerely,



                                                   Michael E. DeHaan
                                                   President and CEO


  This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

* Final Reminder Letter *

                               __________, 2001

&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am writing to remind you that the deadline for subscribing for stock in Chesterfield Financial is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Illinois's newest publicly owned financial institutions.

     The deadline for becoming a charter stockholder is 12:00 Noon, Central Time, on April __, 2001. If you have any questions, please call our Stock Information Center at (___) ____-____.

     Once again, I look forward to having you join me as a charter stockholder in Chesterfield Financial.

                                                   Sincerely,



                                                   Michael E. DeHaan
                                                   President and CEO


  This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp.. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Charter Stockholder Letter*

                                April __, 2001

Dear Charter Stockholder:

On behalf of the Board of Directors, Management and employees of the Chesterfield Federal Savings and Loan Association of Chicago, it is my pleasure to welcome you as a Charter Stockholder of Chesterfield Financial Corp. We are very proud of the overwhelming support we received from our customers, as we successfully completed the sale of _________ shares of common stock.

Your new stock certificate is enclosed and should be kept in a safe place. Please take a moment to be sure that the name(s) and mailing address are correct. We have selected ________________________________ to serve as our Transfer Agent. If there is an error on your stock certificate, if your address changes, or if at any time you wish to change the registration of your certificate, you should contact ___________________________ at:

                      ______________________________
                      _____________________
                      __________________
                      Attn:  Investor Relations

                      1-800-___-____

The stock will be traded under the symbol "____" on The NASDAQ National Market, and should begin trading on or about April __, 2001. If you are interested in price or trading information, please call your broker or our underwriter, Trident Securities at 1-800-340-6321.

If you purchased shares with a check or cash, you will receive a check for interest earned on those funds in a separate mailing. If you authorized a withdrawal(s) from your Chesterfield Federal Savings and Loan Association of Chicago account, the funds have been withdrawn from your account(s).

Thank you for your support of our mutual to stock conversion. We are proud of the confidence you have expressed in us by becoming a charter stockholder in Chesterfield Financial Corp. and pledge our best efforts to make your investment a successful one.

                                        Sincerely,

                                        Michael E. DeHaan
                                        Chairman and Chief Executive Officer

Enclosure

===============================================================================

                           The Directors and Officers

                                       of

          Chesterfield Federal Savings and Loan Association of Chicago

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

           Chesterfield Financial Corp., our proposed holding company.


                                Please join us at


                         _______________________________


                         _______________________________


                   _________________________________________


                        _______________ - March __, 2001


                                    6:00 p.m.

                                for refreshments


              YOU MUST RESPOND BY March __, 2001 TO RESERVE A SEAT
                             R.S.V.P. (773)________

===============================================================================

                      IV. Counter Cards and Lobby Posters

A.      Explanation

        Counter cards and lobby posters serve two purposes: (1) As a notice to Chesterfield Federal's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Many people often forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.      Quantity

        Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk. Approximately 1 - 2 Lobby posters will be used at Chesterfield Federal's office.

C.      Example

D.      Size

        The counter card will be approximately 8 1/2" x 11".
        The lobby poster will be approximately 16" x 20".

C.

                             POSTER OR COUNTER CARD

===============================================================================

                          "TAKE STOCK IN OUR FUTURE"

                            "CHESTERFIELD FINANCIAL

                           STOCK OFFERING MATERIALS

                                AVAILABLE HERE"

             "DEADLINE TO SUBSCRIBE FOR STOCK IS APRIL __, 2001."

         CHESTERFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHICAGO

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                               V. Proxy Reminder

A.      Explanation

        A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

        The target vote depositors are determined by the conversion agent.

B.      Example

C.      Size

        Proxy reminder is approximately 8 1/2" x 11".
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B.      Example

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                          P R O X Y  R E M I N D E R

         Chesterfield Federal Savings and Loan Association of Chicago

YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.
---------                              ---------------------
YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO
---------------------------
VOTING AGAINST THE PLAN OF CONVERSION.

VOTING FOR THE PLAN OF CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY SUBSCRIBE FOR STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR
                     ----------------------------
DELIVER, THE PROXY CARD TO CHESTERFIELD FEDERAL TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.
            ---

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.

                                   THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                   CHESTERFIELD FEDERAL SAVINGS AND LOAN
                                   ASSOCIATION OF CHICAGO
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                       IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

                 FOR FURTHER INFORMATION CALL (773) ___-____.

  This is neither an offer to sell nor a solicitation of an offer to buy the stock of Chesterfield Financial Corp. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Chesterfield Financial Corp. stock would be unlawful. The shares of Chesterfield Financial Corp. common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                    VI. Subscription Rights Special Notice

A.      Explanation

        In an effort to educate depositors and/or borrowers of Chesterfield Federal about their subscription rights and the possible violation or transfer of subscription rights which could occur, each member and friend will receive a special one-page notice. The notice should be printed on a colored paper and will contain language from the Prospectus that discusses the transfer of subscription rights.

A.      Example enclosed

                              Subscription Rights

                                Special Notice

        Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. Chesterfield Federal Savings and Loan Association of Chicago intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that come to its attention.

If you are contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later, share in any way proceeds upon the sale of the stock, or transfer your subscription rights in any other way, please call us immediately at (773) ___-____.